Exhibit 5.1

STRADLING YOCCA CARLSON & RAUTH, P.C.	CALIFORNIA
660 NEWPORT CENTER DRIVE, SUITE 1600	NEWPORT BEACH
NEWPORT BEACH, CA 92660-6422	SACRAMENTO
SYCR.COM	SAN DIEGO
SAN FRANCISCO
SANTA BARBARA
SANTA MONICA

COLORADO
DENVER

NEVADA
RENO

WASHINGTON
SEATTLE

January 5, 2016

Endologix, Inc.

2 Musick

Irvine, CA 92618

Re:    Registration Statement on Form S-4 (Registration No. 333-208081) of Endologix, Inc.

Ladies and Gentlemen:

We have acted as counsel for Endologix, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-4 (Registration No. 333-208081), which was originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 18, 2015 (such Registration Statement, as amended, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of shares (the “Shares”) of Common Stock of the Company, par value $0.001 per share, to be issued in connection with the merger of Teton Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, with and into TriVascular Technologies, Inc., a Delaware corporation, as described in the Registration Statement (the “Merger”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance of the Shares in the Merger. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the issuance of the Shares in the Merger will otherwise be in compliance with applicable law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate in connection with the issuance of the Shares in the Merger. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

Based upon the foregoing, and subject to the qualifications set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action on the Company’s part and, when issued in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Endologix, Inc.

January 5, 2016

We do not express any opinion herein concerning any laws other than the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Regtistration Statement, including the proxy statement/prospectus constituting a part thereof, and any amendment thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the rules and regulations of the Commission thereunder.

This opinion is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. This opinion letter deals only with the specific legal matters expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Best regards,

STRADLING YOCCA CARLSON & RAUTH, P.C.

/s/ Stradling Yocca Carlson & Rauth